Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)       Registration Statement on Form S-8 (File No. 333-127481);

(2)       Registration Statement on Form S-8 (File No. 333-188898); and

(3)       Registration Statement on Form S-8 (File No. 333-219288).

of Miller Industries, Inc. and subsidiaries of our reports dated March 3, 2021, relating to our audits of the consolidated financial statements, the financial statement schedule and effectiveness of internal control over financial reporting, which appear in the Annual Report on Form 10-K of Miller Industries, Inc. and subsidiaries for the year ended December 31, 2020.

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/s/ Elliott Davis, LLC

Chattanooga, Tennessee
March 3, 2021